UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2025

TREASURE GLOBAL INC

(Exact name of registrant as specified in its charter)

Delaware	001-41476	36-4965082
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

276 5th Avenue, Suite 704 #739 New York, New York	10001
(Address of registrant’s principal executive office)	(Zip code)

+6012 643 7688

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2025, the board of directors (the “Board”) of Treasure Global Inc (the “Company”) appointed Chan Meng Chun, aged 53, as the Company’s Executive Director, effective September 26, 2025. Mr. Chan Meng Chun previously served as the Company’s Chief Financial Officer and Financial Controller. After a period of personal pursuits, he has been invited to rejoin the Company’s leadership at the Board level to strengthen governance and provide strategic guidance as it advances its growth and profitability initiatives.

From May 2022 to September 2022, he was the Chief Financial Officer for Ikhasas Group of companies handling overall corporate finance including potential IPO, fund raising, banking, tax and accounts. From January 2022 to May 2022, he was the Head of Group Treasury for Sime Darby Plantation Bhd, a public listed company in palm oil upstream and downstream. At Sime Darby Mr. Chan Meng Chun managed group cashflow, including banking facilities, worked on group inter-company reconciliations, financial reports and budget and cashflow plans. From July 2020 to February 2021, Mr. Chan, Meng Chun served as Group Deputy CEO/Group Chief Financial Officer for Smart Glove Holding Sdn Bhd, a Malaysia company that manufactures and export gloves globally. At Smart Glove, Mr. Chan Meng Chun helped the company reorganize and prepare for a potential initial public offering, was involved with financial planning, analysis and treasury among other things. From November 2015 to June 2020 Mr. Chan Meng Chun served as Chief Financial Officer for TS Global Network Sdn Bhd, a member company of PT Telkom Indonesia. At TS Global, Mr. Chan Meng Chun completed restructuring and turnaround of cashflow, lead successful adoption of MFRS standards. Prior to this from April 2013 to November 2015, he was a Chief Financial Officer for a public listed company, Pasukhas Group Bhd. He was with Carimin Group of Companies from May 2000 to Aug 2012 before leaving as Group Financial Controller.

Mr. Chan Meng Chun received his Advance Diploma in Accounting from Institute of Financial Accountants (United Kingdom) in 2007 and a Master’s Degree in Finance and Accounting from University of Wales in 2014. Mr Chan Meng Chun is a fellow member of the Institute of Public Accountants (Australia) and fellow member of the Institute of Financial Accountants (United Kingdom).

Mr. Chan Meng Chun and the Company entered into an executive employment agreement dated as of September 26, 2025 (the “Agreement”), pursuant to which Mr. Chan Meng Chun was appointed as the executive director of the Company, effective as of September 26, 2025. Mr. Chan Meng Chun is entitled to receive a total of $120,000 worth of shares of common stock of the Company on an annual basis, issued prorated on a monthly basis, calculated based on the Volume Weighted Average Price (VWAP) of the Company’s shares for the respective month of issuance.

In addition, Mr. Chan Meng Chun is entitled to receive an aggregate of 199,912 shares of common stock upon completion of three (3) months of services with the Company, subject to applicable vesting schedules and other restrictions, in accordance with the Company’s equity compensation plan. During the term of the Agreement, either party may terminate the Agreement by providing one hundred twenty (120) days’ written. For a period of six (6) months following termination, Mr. Chan Meng Chun shall not be (unless with the approval of Board), either alone or in association or partnership with or as an employee, principal, agent, director, manager, member, shareholder, unit-holder, beneficiary or trustee of, as a consultant or adviser to any person or otherwise, or directly or indirectly engaged or concerned with or interested in any other business which is in any respect in competition with or similar to any part of the business carried out by the Company.

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, a form of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Executive Employment Agreement
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2025	TREASURE GLOBAL INC.

	By:	/s/ Carlson Thow
	Name:	Carlson Thow
	Title:	Chief Executive Officer

2